FOR IMMEDIATE RELEASE

Contact:      Carol DiRaimo, Vice President of Investor Relations
              (913) 967-4109

           Applebee's International Reports December Comparable Sales;
            Updates 2004 Earnings Guidance and Provides 2005 Outlook

Overland Park, Kan., January 10, 2005 -- Applebee's International, Inc. (Nasdaq:APPB) today reported comparable sales for the five-week period ended December 26, 2004.

System-wide comparable sales increased 1.3 percent for the December period, and comparable sales for franchise restaurants increased 2.0 percent. Comparable sales for company restaurants decreased 0.9 percent, reflecting a decrease in guest traffic of approximately 3.0 percent, offset by a higher average check. The timing of both Christmas Eve and Christmas Day had a negative impact on December sales of approximately 2 percent.

System-wide comparable sales for the fourth quarter of 2004 increased 2.3 percent, the 26th consecutive quarter of comparable sales growth. Company and franchise restaurant comparable sales increased 0.1 percent and 3.0 percent, respectively, for the quarter. System-wide comparable sales for the 2004 fiscal year increased 4.8 percent. Company and franchise restaurant comparable sales increased 3.8 percent and 5.2 percent, respectively, for the year.

Total system-wide sales for the 2004 fiscal year increased by 10.7 percent over 2003. For the 12th consecutive year, the Applebee's system opened at least 100 new restaurants, including 32 company and 77 franchise restaurants.

Diluted earnings per share for the fourth quarter of 2004 are now expected to be $0.29, in the middle of the company's previously stated range of guidance, with fiscal year 2004 diluted earnings per share expected to be $1.31, an increase of 13 percent over fiscal year 2003 diluted earnings per share (excluding an impairment charge of approximately $0.06 per share in 2003). These earnings per share estimates exclude the potential impact of any adjustments to the company's accounting for rent and/or depreciation of leasehold improvements as discussed below.

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January 10, 2005
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The company  leases a  substantial  number of  properties  on which  significant improvements have been constructed. Several other restaurant companies have recently announced their intention to restate previously issued financial statements as a result of their new interpretation of generally accepted accounting principles ("GAAP") applicable to certain leases or leasehold improvements. The restatements generally arise from changes to the accounting for lease renewal options and/or rent escalations in computing rent expense for operating leases by requiring the use of the same lease term in determining the operating or capital classification of a lease, rent expense thereunder, and depreciable lives of related leasehold improvements. Based on reports filed by certain other restaurant companies, it appears such restatements generally will reflect increased depreciation and/or rent expense compared to that previously reported. The company currently is reviewing its accounting treatment for leases
and   depreciation  of  related   leasehold   improvements  in  light  of  these
developments in industry accounting practice. If the company determines that its historical accounting treatment requires modification, adjustments to fiscal 2004 or financial statements for one or more fiscal years prior to fiscal 2004 may be required, depending on materiality. The company expects to complete its review of this matter prior to releasing complete fourth quarter and fiscal year 2004 results on February 9, 2005.

BUSINESS OUTLOOK

The company also provided guidance as to its business outlook for fiscal year 2005.

     o Over 125 new restaurants are expected to open in 2005, including at least 40 company restaurants and at least 85 franchise restaurants. Approximately 25 company restaurants are currently expected to open in the first half of the year, with the balance opening in the second half of the year. Approximately 20 to 25 franchise restaurants are expected to open in the first half of the year, with the remainder opening in the second half of the year.

     o System-wide comparable sales are expected to increase by at least 3 percent for the full year, with results expected to be lower during the first part of the year and accelerate throughout the year.

     o Overall restaurant margins before pre-opening expense for the full year of 2005 are expected to be similar to fiscal year 2004 results.

     o General and administrative expenses, as a percentage of operating revenues, are expected to be in the high-8 percent range.

     o The effective income tax rate is expected to be 34.6 percent for the year.

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January 10, 2005
Page 3

     o         Excluding   the   cost   of   franchise   acquisitions,   capital
               expenditures are expected to be between $130 and $140 million in 2005.

     o The company repurchased 3,993,670 shares of common stock during fiscal year 2004 at an average price of $24.97 for an aggregate cost of $99.7 million. As previously announced, the company's Board of Directors has authorized additional stock repurchases of up to $150,000,000 beginning in 2005 and has approved a written plan for repurchases of common stock in the open market in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.

     o Based on the foregoing assumptions, diluted earnings per share for fiscal year 2005 are expected to be in the range of $1.48 to $1.51, with diluted earnings per share for the first quarter expected to be slightly less than the prior year. These earnings per share estimates exclude the potential impact of any adjustments to the company's accounting for rent and/or depreciation of leasehold improvements as discussed above as well as the impact of expensing stock options beginning in the third quarter of 2005.

The company will release complete fourth quarter and fiscal year 2004 results after the market closes on February 9, 2005, and a conference call will be held on Thursday morning, February 10, 2005, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investor Relations section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of December 26, 2004, there were 1,671 Applebee's restaurants operating system-wide in 49 states and 12 international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements contained in this release, including expected results for the fourth quarter of 2004 and fiscal year 2005 guidance as set forth in the Business Outlook section, are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2004. The company disclaims any obligation to update these forward-looking statements.

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